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                                                                    Exhibit 10.6

                                    AGREEMENT


     THIS AGREEMENT is made the Third day of February 2004, between Carnegie Cooke & Company Inc. (hereinafter, CGKY") located at 6885 Vintage Highlands Lane, Las Vegas, Nevada 89110 and Lottery Network Services LTD., or its nominee, (hereinafter, "LNS"), a corporation established in accordance with the laws of The Republic of Ireland, also referred to as "Consultant".

     WHEREAS, CGKY has Race Track and Off Track Betting operations and opportunities in Brazil and has a number of agreements in place with various Brazilian Turf Clubs to provide additional Off-Track Betting (OTBs) establishments;

     WHEREAS, CGKY desires to contract with LNS to provide consulting services based on the concept of Racino within Brazil, which is defined as Race Tracks and OTB's offering Video Lottery gaming and Slot machines within these establishments. Both parties understand that Government Sanctioned Lottery Entities oversee VLT programs; however the Government of Brazil may designate another authority for that purpose.

     WHEREAS, Consultant possesses extensive experience in the establishment, operation and management of lotteries, gaming, Internet and Wireless/Phone based gaming systems and CGKY would like to discuss and potentially pursue a variety of new product development programs;

     NOW THEREFORE, in consideration of the mutual promises, covenants and agreements herein, CGKY and Consultant hereby agree as follows:

     ARTICLE 1. DEFINITIONS

In this Agreement the following terms and expressions shall have the following meanings:

REGULATIONS: Means all related and relevant acts, decrees, laws and regulations in full force and effect.

AGREEMENT: Means this Agreement and all schedules hereto, as the same may be amended, modified, or supplemented by the Parties.

CGKY FEE: Has the meaning set forth in Article 5.

GAMES: Means any plan, game, operation or arrangement whereby prizes in the form of money or other property or benefit are awarded to persons who conform to the rules of the Lottery or Wireless/Phone operations including without limitation for placing and honoring wagers, holders of tickets (both tangible and wireless tickets), or chances acquired by prior payment, credit and drawn


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       by some predetermined process, or whereby the winners are determined by the incidence of chance from amongst the holders of tickets (both tangible and wireless tickets) such as Standard Lottery Games, Instant Games, Video Lottery, Numbers, Fixed Odds Numbers games and Lotto Type Lottery Games.

PARTIES: Means CGKY and Consultant collectively.

PERSON: Includes an individual, corporation, partnership, joint venture, unincorporated organization, a government or any other legal entity.

       ARTICLE 2. APPOINTMENT OF CONSULTANT

2.1 CGKY appoints Consultant as the authorized Consultant to Advise and Assist CGKY in developing a Racino opportunity within Brazil in accordance with this Agreement.

2.2 CGKY expects to develop additional products for sale within its Brazilian outlets and other media gaming opportunities in Brazil and it agrees to negotiate with good faith for the right to utilize products presented to it from the Consultant.

       ARTICLE 3. OBLIGATIONS OF CONSULTANT

3.1    Consultant shall, from time to time on a timely basis:

       (A) Provide advice and guidance on the Racino opportunity within Brazil;

       (B) Provide consulting on how to seek and achieve government support on the Racino Program;

       (C) Prepare presentations and support documents on the success of the Racino in North America and its impact on the Turf Industry, State Lotteries and overall economic benefits;

       (D)    Make presentations in person to designated Brazilian authorities;

       (E) Assist CGKY in designing business plans and business data in support of CGKY's development of this business opportunity;

       (F) Present to CGKY additional gaming opportunities for development within Brazil.

3.2 In no event shall the obligations of Consultant exceed 400 hours annually.

       ARTICLE 4. OBLIGATIONS OF CGKY

4.1    CGKY agrees to:

       (A) Provide introductions to local contacts that can assist in moving the Racino project forward;


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       (B)    Notify and assist Consultant in complying with any changes in the regulations regarding Racino, The Turf Industry, Lottery and other gaming within Brazil;

       (C) Pay all out of pocket costs for travel and expenses for delivery of Consultant's expertise and support.

       ARTICLE 5. CONSULTING FEES

5.1 CGKY will issue to LNS a total of 600,000 shares of common stock in CGKY, which will be transferred to LNS in 4 installments of 150,000 shares issued on signing of this agreement and 150,000 shares of common stock in CGKY each of three (3) six (6) month periods thereafter. LNS will in the aggregate receive 600,000 shares within eighteen (18) months of execution of this Agreement. These shares will be legend stock, issued within the next 30 days, with all shares becoming freely trading one year from being issued. It is agreed between the parties that CGKY can cancel this Agreement after one year has elapsed from the execution of this Agreement if it abandons the Racino opportunity within Brazil. An additional success fee of 1,000,000 shares of CGKY will be transferred to LNS if Racino becomes a fully Government sanctioned opportunity that benefits CGKY. In such event, this success fee is payable six (6) months after CGKY begins earning revenues from this business opportunity.

       ARTICLE 6. CONDITIONS

6.1 Consultant and CGKY acknowledge that the Parties hereto are independent and that it is not intended by entering into this Agreement to constitute either of them as the agent of the other or to form a partnership of any nature whatsoever between them, nor is it intended that they should be characterized as carrying on business in partnership. Neither Consultant nor CGKY shall take actions whatsoever which might be reasonably expected to cause any person to believe that Consultant and CGKY are agents for each other or are carrying on business in partnership.

6.2 Consultant and CGKY acknowledge that John Carson will be the principal provider of the consulting services under this Agreement and that these services are provided on a part time basis determined by John Carson and subject to the limitations specified in Article 3.2. CGKY recognizes that John Carson has substantial responsibilities with and is employed by LNS.

       ARTICLE 7. TERM AND TERMINATION

7.1 Subject to prior termination in accordance with articles 7.2 or 7.3 this Agreement will have an initial term commencing on the 18th day of February, 2004 and


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       ending on the 17th day of February, 2006.

7.2 This Agreement may be terminated by either party upon the default in the performance by the other Party of its obligations arising under the terms of this Agreement. In such event, the Party desiring to terminate this Agreement will provide written notice to the other party of its intent to terminate and will set forth the reasons for termination. If the reasons for termination are not resolved to the satisfaction of the notifying Party within ninety (90) days of the date of such notice, this Agreement will terminate effective as of one hundred twenty (120) day period from the date the intent to terminate was given.

7.3 Either party may terminate this Agreement if other party is found to have materially affected the integrity of the Racino program through its actions and activities, which for whatever reason have brought discredit or harm to the reputation of CGKY and or the Consultant.

7.4 Termination of this Agreement for any reasons whatsoever shall not affect any rights, duties and liabilities which arose to or accrued prior to the effective day of the termination.

7.5 Notwithstanding the expiration or termination of this Agreement for any reason whatsoever, the provisions of the Articles 5.1 and 8, shall survive and remain enforceable in accordance with their terms without time limit.

       ARTICLE 8. CONFIDENTIALITY

8.1 CGKY acknowledges that during the Term of this Agreement neither CGKY and its officers, directors, employees and agents may acquire or receive confidential information from Consultant, including without limitation, information concerning Games, methods, techniques, processes, trade secrets and information, as well as information concerning the market for Consultant's products and services and the marketing, merchandising and selling strategies of Consultant (collectively, the Confidential Information), all of which is hereby acknowledged by the CGKY to be confidential and proprietary property of Consultant. This information only pertains to the new product development aspect of this Agreement.

8.2 None of the officers or employees of Consultant or CGKY shall communicate or otherwise disclose the contents of this Agreement or any provision hereof to any person except with the prior written consent of the parties, or as strictly required to perform its obligations hereunder or as required under obligation imposed by applicable law.

8.3 Each party to this Agreement acknowledges the competitive value and confidential nature of the Confidential Information and that use of such Confidential Information by CGKY or disclosure thereof to any third party could


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       be competitively harmful to the Disclosing Party. In the event CGKY or any party to which it transmits the Confidential Information pursuant to this Agreement becomes legally compelled to disclose any of the Confidential Information, CGKY shall provide the Disclosing Party with prompt notice so that the Disclosing Party may seek a protective order or other appropriate remedy. In the event that such protective order or other remedy is not obtained, CGKY shall furnish only that portion of the Confidential Information which it is advised by written opinion of counsel is legally required, and CGKY shall exercise reasonable efforts to obtain reliable assurance that confidential treatment will be accorded the Confidential Information.

8.4 Each party to this Agreement acknowledges and agrees that, given the nature of the Confidential Information and the competitive damage that would result if the Confidential Information is used by CGKY other than as is provided for herein or disclosed to any third party, money damages would not be a sufficient remedy for any breach of this Agreement, and that, in addition to all other remedies, the aggrieved party shall be entitled to specific performance and injunctive or other equitable relief as a remedy for any such breach. The parties further agree to waive any requirement for the securing or posting of any bond in connection with such remedy.

       ARTICLE 9. FORCE MAJEURE

9.1 Performance of either Party affected by an Event of Force Majeure will be suspended for as long as such Event of Force Majeure continues but the Parties will use their best efforts to find alternative means of accomplishing performance. Immediately upon the cessation of the Event of Force Majeure, the Party affected by such Event of Force Majeure will continue the performance that was suspended. Event of Force Majeure means any: (a) act of God, fire, flood, earthquake, hurricane, explosion, epidemic, or quarantine, (b) act of war, blockade, martial law, sabotage, insurrection, or national emergency, (c) lockout, or other labor dispute, governmental or judicial law, regulation, order, decree, instructions, or the failure by the Government or any other government subdivision to act;
       (d) a disruption in the capital markets or unreconcilable inflation; (e) any other event, cost or circumstance, whether similar or dissimilar to the foregoing beyond the reasonable control of the Parties and making performance impossible.

       ARTICLE 10. GENERAL PROVISIONS

10.1 This Agreement shall be governed by and construed in accordance with the Laws of Nevada, United States, excluding its conflicts of laws provisions.


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10.2   NOTICES

       To Consultant:
       Attention: John Carson
       Lottery Network Services Ltd
       1400 Technology Drive
       Harrisonburg, Virginia  22802
       Phone 540 437 1688, FAX 540 574 0491

       With a copy to:

       Nathan H. Miller, Esquire
       Miller & Earle, PLLC
       560 Neff Avenue, Suite 200
       Harrisonburg, Virginia  22801
       Phone 540 564 1555, FAX 540 434 7832

       To CGKY:
       Attention: Jay Goldberg
       Carnegie Cooke & Company Inc.
       6885 Vintage Highlands Lane
       Las Vegas, NV 89110
       Phone 1 800 262 2331, FAX  702 796 5080

10.3 All notices shall be deemed to be received and effective: (a) upon the date of delivery, if delivered personally, by facsimile transmission, or by express mail or air courier or (b) in the case of telex or cable upon the date of receipt of confirmation by answer back, in each case to be appropriate addresses or numbers set forth above. Any Party may change its address for the purpose of this clause by written notice to the other.

10.4 This Agreement constitutes the entire agreement between the Parties pertaining to the subject matter hereof and supersedes all prior agreements, representations, statements, negotiations, discussions and understandings, written or oral, between the Parties.

10.5 CGKY warrants to Consultant, that it (a) has full legal power and authority to sign and execute this Agreement; and that (b) all necessary governmental approvals have been procured to permit the execution, delivery, and performance of this Agreement without limitation.

10.6 Each Party shall indemnify and save the other Party and their respective officers, directors, shareholders, employees and Consultants harmless of and from any liability obligation, cost, expense, damage, or loss whatsoever arising out of any breach of any provision hereof by such Party and all claims, demands, suits, causes of action, proceedings, judgments, costs and expenses or other liabilities of


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       any kind of whatsoever (including without limitation reasonable legal fees and disbursements) in respect thereof.

10.7 This Agreement may be amended, modified or supplemented only by written agreement signed by all Parties.

10.8 Any waiver of the requirements of any provision of this Agreement shall be effective only if it is in writing and signed by the Party granting the waiver, and only in the specific instance and for the specific purpose for which it has been given. No failure on the part of any Party to exercise, and no delay in exercising, any right under this Agreement shall operate as a future waiver of such right.

10.9 Each Party warrants that the individuals executing this Agreement have the full right, power and authority to do so.

10.10 If any provision of this Agreement is held by a court of competent jurisdiction to be invalid, void or unenforceable, the remaining provisions shall nevertheless continue in full force and effect without being impaired or invalidated in any manner.

IN WITNESS WHEREOF the Parties have executed this Agreement as of the day and year first above written.


ON BEHALF OF AND FOR:

CGKY

By:
    -----------------------------------
Its:
    -----------------------------------



ON BEHALF OF AND FOR:

CONSULTANT

By:
    -----------------------------------
Its:
    -----------------------------------


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